Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Form S-3, Form S-4, and Form S-8 of our reports dated February 22, 2024, relating to the consolidated financial statements of Old National Bancorp and subsidiaries ("Old National”) and the effectiveness of Old National’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023:

Form S-8                        Form S-3
No. 333-65516                        No. 333-120545
No. 333-152769                    No. 333-258774
No. 333-297737                    No. 333-238986
No. 333-257536
No. 333-161395
No. 333-197938

                            Form S-4
                            No. 333-257536
                            No. 333-104818
                            No. 333-276362

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 22, 2024